Exhibit n.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-255516) on Form N-2 of SLR Senior Investment Corp. of our report dated February 17, 2021, relating to the financial statements of North Mill Holdco LLC and Subsidiaries appearing in the Annual Report on Form 10-K of Solar Senior Capital Ltd. for the year ended December 31, 2020.

/s/ RSM US LLP

Philadelphia, Pennsylvania

June 24, 2021